Exhibit 10.1

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this "Agreement"), made and executed as of _______________, 2008, by and between TETRA TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and ________________, an individual resident of the State of __________________ (the "Indemnitee").

WITNESSETH:

WHEREAS, it is essential to the Company that it attract and retain as directors and officers the most capable persons available;

WHEREAS, the Company is aware that, in order to induce highly competent persons to serve the Company as directors, officers or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company that the Company act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, this Agreement is a supplement to and in furtherance of the provisions of the Company's Restated Certificate of Incorporation (the "Certificate") and Amended and Restated Bylaws ("Bylaws"), in each case as amended and in effect on the date hereof, and resolutions adopted pursuant thereto, and this Agreement shall not be deemed to substitute therefor, nor to diminish or abrogate any rights of such persons thereunder;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will continue to provide services to the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee do hereby agree as follows:

1. DEFINITIONS.  For purposes of this Agreement and if not otherwise defined herein, the following terms shall have the meanings set forth below:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Change in Control" shall mean:

(i) The acquisition by any "person" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Section 1(b), the following shall not constitute a Change in Control:  (A) any acquisition of securities directly from the Company which is approved by the Incumbent Board, (B) any acquisition of securities by the Company, (C) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company, (D) or any acquisition of securities pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 1(b)(iii) below;

(ii) The individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) The consummation by the Company of a merger, consolidation or business combination or a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were beneficial owners of the outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, as such, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Company or the surviving entity or the parent of such surviving entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding voting securities of the Company or the surviving entity or the parent of such surviving entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of the Company or surviving entity or the parent of such surviving entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination, or

(iv) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company as a result of the acquisition of such securities or stock by the Company, which acquisition reduces the number of outstanding voting securities of the Company; provided, that if after such acquisition by the Company such person (while such person remains the beneficial owner of 20% or more of the outstanding voting securities of the Company) becomes the beneficial owner of additional shares of the voting securities of the Company and as a result of acquiring such beneficial ownership such person's percentage ownership of the outstanding voting securities of the Company shall increase, a Change in Control shall then occur.

(c) "DGCL" shall mean the Delaware General Corporation Laws, as amended from time to time, and any successor law or laws.

(d) "Disinterested Director" shall mean a director of the Company who neither is or was a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(e) "Expenses" shall include all attorneys' fees, retainers, court costs, transcript costs, accounting and expert fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in, or otherwise participating in, any Proceeding, and shall include all such items incurred in enforcing or pursuing any rights under this Agreement.

(f) "Independent Counsel" shall mean a law firm or member of a law firm that, as of a particular date, neither is presently representing, nor in the five years preceding such date has been retained to represent, (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's right to indemnification under this Agreement.

(g) "Proceeding" shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, whether by, in or involving a public official, law enforcement organization, public or government-sponsored board or commission, self-regulatory body, court or an administrative, other governmental or private entity or body, and as to which the Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or any action on his part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

2. SERVICE BY INDEMNITEE.  The Indemnitee agrees to serve and/or continue to serve as a director, officer or employee of the Company, as applicable, and/or, at the request of the Company, as a director, officer, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue the employment, directorship or other service of the Indemnitee in such position.  Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of, or as an officer or director of, the Company or affect the right of the Company to terminate the Indemnitee's employment at any time in the sole discretion of the Company, with or without cause, subject to any contractual rights of the Indemnitee created or existing under any written employment contract between the Company and Indemnitee.  The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as director, officer or employee of the Company, as applicable.

3. INDEMNIFICATION.  The Company shall indemnify, and advance Expenses to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by the Certificate or Bylaws of the Company, the DGCL or other applicable law in effect on the date hereof, and to any greater extent that the Certificate or Bylaws of the Company, the DGCL or applicable law may in the future from time to time permit. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth, except that no indemnification shall be paid to the Indemnitee:

(a) on account of any Proceeding in which judgment is rendered against the Indemnitee for disgorgement of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local statutory law;

(b) on account of conduct of the Indemnitee which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or to constitute willful misconduct;

(c) in any circumstance where such indemnification is expressly prohibited by applicable law;

(d) with respect to liability for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause or other agreement (other than this Agreement), except in respect of any liability in excess of payment under such insurance, indemnity clause or other agreement;

(e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

(f) in connection with any Proceeding initiated by the Indemnitee against the Company or any of its direct or indirect subsidiaries or the directors, officers, employees or other indemnitees of the Company or any of its direct or indirect subsidiaries, (i) unless such indemnification is expressly required to be made by law, (ii) unless the Proceeding was authorized by the Board or such other person or persons empowered pursuant to Section 9 to make such determination, (iii) unless such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company by applicable law, or (iv) except as provided in Section 12.

4. ACTIONS OR PROCEEDINGS OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE COMPANY.  The Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if the Indemnitee was or is a party or witness or is threatened to be a party or witness to any Proceeding, other than a Proceeding by or in the right of the Company, by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him in such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified against all Expenses, judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement which were actually and reasonably incurred by the Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

5. ACTIONS BY OR IN THE RIGHT OF THE COMPANY.  The Indemnitee shall be entitled to the indemnification rights provided in this Section 5 if the Indemnitee was or is a party or witness or is threatened to be made a party or witness to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any of its direct or indirect subsidiaries, or is or was serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, employee, agent or fiduciary of another entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him in any such capacity. Pursuant to this Section 5, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding (including, but not limited to the investigation, defense or appeal thereof), if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to be indemnified for such Expenses actually and reasonably incurred by him which such court shall deem proper.

6. GOOD FAITH DEFINITION.  For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe the Indemnitee's conduct was unlawful, if such action was based on any of the following: (a) the records or books of the account of the Company or other enterprise, including financial statements; (b) information, opinions, reports or statements supplied to the Indemnitee by the officers or employees of the Company or other enterprise in the course of his duties; (c) the advice of legal counsel for the Company or other enterprise; or (d) information or records given in reports made to the Company or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprise.  The provisions of this Section 6 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7. INDEMNIFICATION FOR EXPENSES OF A WITNESS OR A SUCCESSFUL PARTY. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has (i) served on behalf of the Company, or any of its direct or indirect subsidiaries, as a witness or other participant in any class action or Proceeding, or (ii) has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections 4 and 5, or in defense of any claim, issue or matter therein, including, but not limited to, the dismissal of any action without prejudice or the settlement of a Proceeding without an admission of liability, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

8. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal or settlement of such Proceeding described in Section 4 and 5 hereof, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee to which the Indemnitee is entitled.

9. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

(a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Secretary of the Company a written request, including documentation and information which is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b) Upon written request by the Indemnitee for indemnification pursuant to Section 4 and 5 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) if a Change in Control shall have occurred, by Independent Counsel (unless the Indemnitee shall request in writing that such determination be made by the Board (or a committee thereof) in the manner provided for in clause (ii) of this Section 9(b)) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (ii) if a Change in Control shall not have occurred, (A)(1) by the Board of the Company, by a majority vote of Disinterested Directors even though less than a quorum, or (2) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum, or (B) if there are no such Disinterested Directors or, even if there are such Disinterested Directors, if the Board, by the majority vote of Disinterested Directors, so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board and approved by the Indemnitee. Upon failure of the Board to so select, or upon failure of the Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other person as the Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such part of indemnification among such claims, issues or matters. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination.

10. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a) In making a determination with respect to entitlement to indemnification, the Indemnitee shall, to the fullest extent not prohibited by law, be presumed to be entitled to indemnification hereunder and the Company shall, to the fullest extent not prohibited by law, have the burden of proof in the making of any determination contrary to such presumption.  Neither the failure of the Board (or such other person or persons empowered to make the determination of whether the Indemnitee is entitled to indemnification) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor any determination thereby that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the Board, or such other person or persons empowered pursuant to Section 9 to make the determination of whether Indemnitee is entitled to indemnification, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification or a prohibition of indemnification under applicable law.  The termination of any Proceeding described in Sections 4 and 5 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, that the Indemnitee has reasonable cause to believe that the Indemnitee's conduct was unlawful; or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.

11. ADVANCEMENT OF EXPENSES.  Subject to applicable law, all reasonable Expenses actually incurred by the Indemnitee in connection with any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding, if so requested by the Indemnitee, within 30 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances. The Indemnitee may submit such statements from time to time. The Indemnitee's entitlement to such Expenses shall include those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee in connection therewith and shall include or be accompanied by a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise. Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured, and shall be accepted without reference to financial ability to make repayment.  The Company shall have no obligation to advance any Expenses pursuant to this Section 11 with respect to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3(f).

12. REMEDIES OF THE INDEMNITEE.

(a) In the event that (i) a determination is made pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 11 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) within sixty (60) days after receipt by the Company of a request for indemnification, (iv) payment of indemnification is not made pursuant to clause (i) of Section 7 within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Sections 9 and 10, the Indemnitee shall be entitled to an adjudication in an appropriate court of his entitlement to such indemnification or advancement of Expenses.  Alternatively, the Indemnitee may, at the Indemnitee's option, seek an award in arbitration to be conducted by a single arbitrator in Houston, Texas, pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(b) In the event that a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial or a de novo arbitration (as applicable) on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company shall be precluded from referring to or offering into evidence a determination made pursuant to Section 9 of this Agreement that is adverse to the Indemnitee's right to indemnification or advancement of Expenses.

(c) In the event that a determination is made or deemed to be made pursuant to Section 8 or 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with a request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial Proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all provisions of this Agreement.

(e) If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by the Indemnitee in connection with such adjudication or award at arbitration (including, but not limited to, any appellate proceedings).

13. NOTIFICATION AND DEFENSE OF CLAIMS.  Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Secretary of the Company in writing of the commencement thereof; but the omission to so notify the Secretary of the Company will not relieve the Company from any liability that it may have to the Indemnitee otherwise than under this Agreement or otherwise, except to the extent that the Company may suffer material prejudice by reason of such failure.  Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of the Company's election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee's own counsel in such Proceeding, but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action and such determination by the Indemnitee shall be supported by an opinion of counsel provided to the Company, which opinion shall be reasonably acceptable to the Company, or (iii) the Company shall not in fact have employed counsel to assume the defense of the action within a reasonable time after the Company has provided notice to the Indemnitee of the Company’s election to assume the defense of such action, in each of which cases the Expenses of such counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.

(c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of the Indemnitee to settle any action, suit or proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability and does not impose any future restriction or limitation on Indemnitee.

(d) If, at the time of the receipt of a notice of a claim pursuant to this Section 13, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to comply with such policies including, without limitation, to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of the policies.

14. OTHER RIGHT TO INDEMNIFICATION; SUBROGATION.

(a) The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Certificate or Bylaws of the Company, any resolution adopted pursuant thereto, any provision of law or otherwise.

(b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights and recovery of the Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

15. DIRECTOR AND OFFICER LIABILITY INSURANCE.  The Company shall obtain and maintain directors' and officers' liability insurance in customary and reasonable amounts for so long as the Indemnitee's services are covered hereunder, provided and to the extent that such insurance is available on a commercially reasonable basis. In the event the Company maintains directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies in accordance with their terms to the maximum extent available for any such director or officer under such policy or policies. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company, except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder.

16. INTENT.  This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to any other rights the Indemnitee may have under the Certificate or Bylaws of the Company, the DGCL, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate or Bylaws of the Company, the DGCL, applicable law or this

Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

17. ATTORNEY'S FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT.  In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee's rights under, or to recover damages for breach of, this Agreement the Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses for attorneys' fees and disbursements reasonably incurred by the Indemnitee.

18. EFFECTIVE DATE.  The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Sections 4 and 5, for all acts of the Indemnitee while serving as a director and/or officer, notwithstanding the termination of the Indemnitee's service, if such act was performed or omitted to be performed during the term of the Indemnitee's service to the Company.

19. DURATION OF AGREEMENT.  This Agreement shall survive and continue even though the Indemnitee may have terminated his service as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise or by reason of any act or omission by the Indemnitee in any such capacity. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company's assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

20. CONTRIBUTION.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Company shall contribute to the amount of Expenses, judgments, penalties, fines, excise taxes, amounts paid or to be paid in settlement actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

21. DISCLOSURE OF PAYMENTS.  Except as expressly required by any federal or state securities laws or other federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

22. MODIFICATION AND WAIVER.  No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee when he was a director, officer, employee, agent or fiduciary of the Company, or any of its direct or indirect subsidiaries, or while serving at the request of the Company, or any of its direct or indirect subsidiaries, as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise prior to such supplement, modification or amendment.  No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both the Company and the Indemnitee.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

23. SEVERABILITY.  If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

24. COUNTERPARTS.  This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

25. INTERPRETATION.  The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  The use of the masculine pronoun shall be deemed to include the feminine pronoun, where appropriate.

26. NOTICES.  All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt or (c) delivered by facsimile transmission on the date shown on the facsimile machine report:

(a) If to the Indemnitee to:

Facsimile:

(b) If to the Company to:

TETRA Technologies, Inc.
25025 I-45 North
The Woodlands, Texas 77380
Facsimile: (   ) ___-____
Attn: General Counsel

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

27. GOVERNING LAW.  The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE COMPANY:

TETRA TECHNOLOGIES, INC.:

By:
Name:
Title:

INDEMNITEE:

Printed Name: